FOR IMMEDIATE RELEASE

CONTACT:           STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
1845 WALNUT STREET, SUITE 1000
PHILADELPHIA, PA 19103
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR FIRST FISCAL QUARTER ENDED DECEMBER 31, 2005

Philadelphia, PA February 6, 2006 - Resource America, Inc. (Nasdaq: REXI) (the "Company") reported income from continuing operations of $5.4 million or $0.27 per common share-diluted for the first fiscal quarter ended December 31, 2005, as compared to $1.1 million or $0.06 per common share-diluted for the first fiscal quarter ended December 31, 2004. Operating income (loss) as adjusted, before depreciation and amortization, was $6.6 million for the first fiscal quarter ended December 31, 2005, as compared to an operating loss of $760,000 for the first fiscal quarter ended December 31, 2004. The following reconciles operating income (loss) as adjusted to our operating income (loss) for the first fiscal quarter ended December 31, 2005 and 2004 (in thousands):

	Three Months Ended
	December 31,
	2005	2004
Operating income (loss)	$5,718	$(1,138)
Plus:
Depreciation and amortization	861	378
Operating income (loss) as adjusted	$6,579	$(760)

Management of the Company believes that operating income (loss) as adjusted provides additional information with respect to the Company’s ability to meet its debt service, capital expenditures and working capital requirements. This measure is similar to EBITDA, a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure. EBITDA is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Neither adjusted operating income (loss) nor EBITDA are measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income or cash flows from operating activities prepared in accordance with GAAP.

Income from continuing operations for the first fiscal quarter ended December 31, 2005 was positively impacted by a $1.5 million tax benefit as a result of tax strategies the Company implemented during the current fiscal quarter. The Company expects its effective annual tax rate to be 29% for fiscal 2006 and therefore expects the next three fiscal quarters tax rate to be higher than 29%.  Future tax rates could change if estimates of taxable income change. The Company plans to implement additional tax strategies which it anticipates will further reduce its effective state tax rate for fiscal 2006. If the company assumed the expected tax rate for the entire fiscal year for the first fiscal quarter ended December 31, 2005, income from continuing operations would have been $2.8 million or $0.14 per common share-diluted.

Net income was $6.4 million or $0.32 per common share-diluted for the first fiscal quarter ended December 31, 2005, as compared to net income of $8.6 million or $0.46 per common share-diluted for the first fiscal quarter ended December 31, 2004. Net income for the first fiscal quarter ended December 31, 2004 includes $7.2 million of discontinued operations from Atlas America, Inc. (Nasdaq: ATLS), the Company’s former 80% owned subsidiary that was spun-off at June 30, 2005. Excluding the operations of Atlas America, net income would have been $1.4 million or $0.07 per common share-diluted for the first fiscal quarter ended December 31, 2004.

Costs and expenses incurred in the first fiscal quarter ended December 31, 2005 for compliance with the Sarbanes-Oxley Act of 2002 were $671,000 as compared to $100,000 in the first fiscal quarter ended December 31, 2004. The Company’s depreciation and amortization expense also increased to $861,000 in the first fiscal quarter ended December 31, 2005 as compared to $378,000 in the first fiscal quarter ended December 31, 2004. This expense relates principally to an increase in the operating lease assets of the Company’s equipment finance business.

The Company’s assets under management reflect record results for all of the Company’s businesses as of December 31, 2005 and 2004, as follows:

	At December 31,
	2005		2004
Financial fund management	$7.5 billion	(1)	$3.0 billion
Real estate	0.7 billion		0.5 billion
Equipment finance	0.4 billion		0.2 billion
	$8.6 billion		$3.7 billion

(1)	Includes assets under management of $2.4 billion on warehouse facilities for which the Company has been engaged as the collateral manager for CDOs not yet closed.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate and equipment finance sectors.

A description of how the Company calculates assets under management is set forth in item 1 of the Company’s Form 10-K for the fiscal year ended September 30, 2005.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pschreiber@resourceamerica.com.

Highlights for the First Fiscal Quarter Ended December 31, 2005 and Recent Developments

All segments participated in this fiscal quarter growth as follows:

CORPORATE:

®
The Company increased its managed assets to $8.6 billion at December 31, 2005 from $3.7 billion (135%) at December 31, 2004. The Company expects to close two CDOs with $1.7 billion of assets (included in the $8.6 billion) for which it has been engaged as the collateral manager by March 31, 2006, at which time the Company will begin to earn management fees on those assets.

®	The Company increased its revenues to $17.2 million in the first fiscal quarter ended December 31, 2005, an increase of 193% as compared to the first fiscal quarter ended December 31, 2004.

®
In the first fiscal quarter ended December 31, 2005, the Company purchased 216,571 shares of its common stock for $3.7 million. As of February 2, 2006, the Company purchased an additional 173,270 shares under its current board authorization at an average price of $17.85. The Company’s cash position as of December 31, 2005 was $42.8 million.

FINANCIAL FUND MANAGEMENT:

®
Trapeza Capital Management and Trapeza Management Group (“Trapeza”), joint ventures of the Company, closed Trapeza CDO IX, a $300.0 million collateralized debt obligation (“CDO”) secured by trust preferred securities of bank and bank holding companies and insurance companies in January 2006. Total assets managed by Trapeza increased to $3.3 billion at December 31, 2005 from $2.6 billion (27%) at December 31, 2004.

®
Ischus Capital Management, LLC, the Company’s wholly-owned subsidiary focusing on selecting, investing in and managing primarily real estate related Asset-Backed Securities, increased its managed assets to $3.6 billion at December 31, 2005 from $408.0 million (783%) at December 31, 2004.

®
Apidos Capital Management, LLC (“Apidos”), the Company’s wholly-owned subsidiary focusing on selecting, investing in and managing syndicated loans, closed Apidos II, a $400.0 million CDO. Total assets managed by Apidos increased to $617.0 million at December 31, 2005.

®
Financial fund management revenues increased to $7.5 million in the first fiscal quarter ended December 31, 2005, an increase of $6.2 million (480%) from $1.3 million in the first fiscal quarter ended December 31, 2004.

REAL ESTATE:

®
Resource Real Estate Holdings, Inc. (“RRE”), the Company’s real estate asset manager that invests in and manages investment vehicles that manage real estate assets, increased assets under management to $676.0 million as of December 31, 2005, an increase of $217.0 million (47%) from $459.0 million as of December 31, 2004.  Included in this increase of assets under management is $260.0 million of properties purchased for investment partnerships and investors, an increase of $135.0 million (108%) from December 31, 2004.

®
Real estate revenues increased to $4.7 million in the first fiscal quarter ended December 31, 2005 an increase of $2.5 million (118%) from $2.1 million in the first fiscal quarter ended December 31, 2004.

®	In the first fiscal quarter ended December 31, 2005, RRE resolved three loans from its Legacy portfolio generating net cash proceeds of $17.0 million and a $2.0 million note receivable.

EQUIPMENT FINANCE:

®
LEAF Financial Corporation (“LEAF”), the Company’s equipment finance fund manager, increased its assets under management to $414.0 million as of December 31 2005, an increase of $221.0 million (115%) from December 31, 2004.

®	LEAF’s lease originations increased to $104.0 million in the first fiscal quarter ended December 31, 2005, an increase of $63.0 million (150%) from the first fiscal quarter ended December 31, 2004.

®
LEAF entered into a new product line to offer asset-backed loans to other leasing and finance companies and originated $17.0 million of these loans during the first fiscal quarter ended December 31, 2005.

®	LEAF entered into a program agreement to support the sales of Agfa Photo USA as well as acquired a $35.0 million portfolio from Agfa's captive finance company.

®
LEAF entered into an agreement with Merrill Lynch - Global Markets Public Finance (MLGMPF), whereby LEAF will originate, service, and manage tax-exempt equipment leases to qualified state and local government agencies that will be owned by an affiliate of MLGMPF.

®	LEAF’s revenues increased to $5.1 million in the first fiscal quarter year ended December 31, 2005, an increase of $2.6 million (106%) from the first fiscal quarter ended December 31, 2004.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1 of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of income, consolidated statements of cash flows and a reconciliation of net cash (used in) or provided by operating activities of continuing operations to net cash provided by operating activities of continuing operations as adjusted.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2005	September 30, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,797	$30,353
Restricted cash	−	5,000
Investments in equipment finance	67,421	41,264
Accounts receivable	7,570	10,677
Receivables from related parties	4,427	4,280
Prepaid expenses and other current assets	11,057	10,473
Assets held for sale	93,684	107,520
Total current assets	226,956	209,567

Loans held for investment - financial fund management	−	97,752
Investments in real estate	47,917	46,049
Investment in Resource Capital Corp.	15,000	15,000
Investments in Trapeza entities	11,079	10,457
Investments in financial fund management entities	13,142	13,312
Property and equipment, net	7,717	30,521
Other assets, net	40,576	34,680
	$362,387	$457,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,018	$1,543
Secured warehouse credit facility - financial fund management	−	97,751
Secured warehouse credit facilities - equipment finance	55,545	30,942
Payables to related parties	3,893	591
Accounts payable, accrued expenses and other current liabilities	19,407	19,667
Liabilities associated with assets held for sale	70,869	74,438
Total current liabilities	150,732	224,932

Long-term debt	1,573	17,066

Deferred revenue and other liabilities	10,916	11,590
Minority interests	9,868	16,614
Commitments and contingencies	−	−

Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized	264	264
Additional paid-in capital	258,351	258,019
Less treasury stock, at cost	(86,219)	(82,556)
Less ESOP loan receivable	(482)	(488)
Accumulated other comprehensive income	2,261	2,052
Retained earnings	15,123	9,845
Total stockholders’ equity	189,298	187,136
	$362,387	$457,338

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,
	2005	2004
REVENUES
Financial fund management	$7,511	$1,294
Real estate	4,654	2,134
Equipment finance	5,081	2,465
	17,246	5,893
COSTS AND EXPENSES
Financial fund management	2,200	633
Real estate	2,265	2,202
Equipment finance	2,918	2,185
General and administrative	3,284	1,476
Depreciation and amortization	861	378
Provision for possible losses	−	157
	11,528	7,031
OPERATING INCOME (LOSS)	5,718	(1,138)
OTHER INCOME (EXPENSE)
Interest expense	(2,273)	(458)
Minority interests − financial fund management entities	(402)	99
Other income, net	873	3,197
	(1,802)	2,838
Income from continuing operations before taxes	3,916	1,700
(Benefit) provision for income taxes	(1,506)	623
Income from continuing operations	5,422	1,077
Income from discontinued operations, net of tax	938	7,490
NET INCOME	$6,360	$8,567
Net income per common share - basic:
Continuing operations	$0.30	$0.06
Discontinued operations	0.05	0.43
Net income	$0.35	$0.49
Weighted average shares outstanding	18,055	17,505
Net income per common share - diluted:
Continuing operations	$0.27	$0.06
Discontinued operations	0.05	0.40
Net income	$0.32	$0.46
Weighted average shares outstanding	19,986	18,700

Dividends declared per common share	$0.06	$0.05

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,360	$8,567
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	861	378
Accretion of discount	(255)	(445)
Collection of interest	157	193
Provision for possible losses	−	157
Equity in earnings of equity investees	(2,053)	(908)
Minority interests	402	(99)
Gain from discontinued operations	(938)	(7,490)
Gain on sale of RAIT Investment Trust shares	−	(1,459)
Gain on asset resolutions	(879)	(50)
Deferred income tax (benefit) provision	(3,190)	559
Non-cash compensation on long-term incentive plans	310	71
Non-cash compensation issued	361	−
Non-cash compensation received	(821)	−
Increase in net assets of FIN 46 entities’ and other assets held for sale	−	(607)
Increase in equipment finance investments	(26,523)	(4,343)
Changes in operating assets and liabilities	7,094	10,267
Net cash (used in) provided by operating activities of continuing operations	(19,114)	4,791

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,080)	(397)
Purchase of loans held for investment - financial fund management	(121,722)	−
Payments received on real estate loans and real estate	8,366	2,350
Investments in real estate	(9,963)	(1,861)
Distributions from equity investees	3,675	1,839
Investments in financial fund management entities	(4,453)	(6,100)
Proceeds from sale of financial fund management investment	3,500	−
Proceeds from sale of RAIT Investment Trust shares	−	2,924
Net cash used in investing activities of continuing operations	(121,677)	(1,245)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings	245,652	52,969
Principal payments on borrowings	(99,398)	(49,236)
Distributions paid to minority interest holders	(515)	−
Dividends paid	(1,082)	(876)
Proceeds from issuance of stock	40	154
Purchase of treasury stock	(3,681)	−
Net cash provided by financing activities of continuing operations	141,016	3,011
Cash retained by entities previously consolidated	(3,825)	−
Net cash provided by discontinued operations	16,044	7,247
Increase in cash and cash equivalents	12,444	13,804
Cash and cash equivalents at beginning of period	30,353	39,907
Cash and cash equivalents at end of period	$42,797	$53,711

Reconciliation of Net Cash (Used In) or Provided by Operating Activities of Continuing Operations to Net Cash Provided By Operating Activities of Continuing Operations As Adjusted

Net cash provided by operating activities of continuing operations as adjusted was $4.0 million for the first fiscal quarter ended December 31, 2005 as compared to $706,000 for the first fiscal quarter ended December 31, 2004. The following reconciles net cash provided by continuing operations as adjusted to net cash (used in) or provided by operating activities of continuing operations for the first fiscal quarter ended December 31, 2005 and 2004, respectively (in thousands):

	Three Months Ended December 31,
	2005	2004
Net (used in) provided by operating activities of continuing operations	$(19,114)	$4,791

Adjustments:
Increase in equipment finance investments	26,523	4,343
Changes in operating assets and liabilities	(7,094)	(10,267)
Distributions from equity investees	3,675	1,839
Net cash provided by operating activities of continuing operations, as adjusted	$3,990	$706